UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2019

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chairman and Chief Executive Officer Succession

On February 21, 2019, Pioneer Natural Resources Company (the “Company”) announced that Timothy L. Dove retired as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”). Following Mr. Dove’s retirement, effective February 21, 2019, the Board appointed Scott D. Sheffield to serve as the Company’s President and Chief Executive Officer, and appointed J. Kenneth Thompson, an independent member of the Board, to serve as Chairman of the Board in place of Mr. Sheffield. In addition, the Board of Directors reduced the size of the Board from 13 members to 12 members.

Compensation and Leadership Development Committee Actions

On February 21, 2019, in connection with Mr. Sheffield’s appointment as President and Chief Executive Officer, the Compensation and Leadership Development Committee (the “Committee”) of the Board approved the following compensation package for Mr. Sheffield: an annual base salary of $1,250,000, a 2019 bonus target of 130% of base salary, and equity awards under the Company’s Amended and Restated 2006 Long-Term Incentive Plan of 30,445 restricted stock units and 30,444 performance units.

In addition, on February 21, 2019, the Committee approved the actions summarized below with regard to the compensation of the Company’s continuing “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, referred to in this report as “NEOs”).

Base Salaries. The Committee established 2019 base salaries for the NEOs as follows:

NEO	2019 Base Salary
Richard P. Dealy	$620,000
Mark S. Berg	475,000
Chris J. Cheatwood	475,000
J.D. Hall	600,200

2018 Annual Cash Bonus Program Incentive Payout. The Committee approved a general bonus payout level for the executive officers covered by the program of 123% of target, and then made adjustments based on individual performance as the Committee deemed warranted. The payout of cash bonus awards to the NEOs is, based on the Committee’s assessment of 2018 performance, as follows:

NEO	Amount of 2018 Cash Bonus Award
Richard P. Dealy	$840,000
Mark S. Berg	570,000
Chris J. Cheatwood	467,400
J.D. Hall	690,200

2019 Annual Cash Bonus Incentive Program Target Percentages. The Committee established targets for the Company’s NEOs for 2019 bonuses payable in 2020 under the Company’s 2019 Annual Cash Bonus Incentive Program. The 2019 bonus target is shown as a percentage of 2019 base salary, and the actual amount paid may be less than, equal to or greater than the target level depending on performance (but not greater than 250% of target):

NEO	2019 Bonus Target
Richard P. Dealy	100%
Mark S. Berg	80%
Chris J. Cheatwood	80%
J.D. Hall	90%

Long-Term Incentive Plan Awards. The Committee granted awards of restricted stock and performance units under the Company’s Amended and Restated 2006 Long-Term Incentive Plan to the NEOs as follows:

NEO	Number of Restricted Shares/RSUs Awarded	Target Number of Performance Units Awarded
Richard P. Dealy	9,553	9,552
Mark S. Berg	7,674	7,674
Chris J. Cheatwood	7,674	7,674
J.D. Hall	9,820	9,820

The restricted stock awards will cliff vest after three years, provided the officer remains employed with the Company. For tax reasons, the awards to Messrs. Berg and Cheatwood were granted in the form of restricted stock units, which generally have the same terms as the restricted stock, including being settled in common stock of the Company after a three-year vesting period. Vesting will not automatically accelerate upon a change in control, and will only vest prior to the scheduled vesting date if a qualifying termination event occurs.

Performance units entitle the recipient to the payment of shares if, and only if, the performance of the Company’s common stock relative to that of the Company’s peers ranks the Company above a “threshold” level. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company’s relative ranking. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units up to a maximum of target shares. Vesting will not automatically accelerate upon a change in control, and will only vest prior to the scheduled vesting date if a qualifying termination event occurs; provided that payout will be measured based on the Company’s actual performance as of the date of the change in control.

In connection with Mr. Dove’s 2018 performance, the Committee approved the payout of his 2018 cash bonus award at the general payout level of 123% of target, or $1,838,850. In connection with his retirement, the Board determined that his right to receive benefits under his Severance Agreement would be determined as if he had been terminated by the Company without cause, which includes a one-time separation payment equal to three times his annual base salary of $3.5 million and other cash benefits totaling $145,000, and providing him full vesting of his 2017 equity awards in lieu of pro rating them (his 2018 equity awards vested in full upon his retirement in accordance with their terms).

In connection with Mr. Sheffield’s appointment to President and Chief Executive Officer, the Company and Mr. Sheffield entered into a Change in Control Agreement and a Severance Agreement, each in substantially the same form as had been in place with Mr. Dove.

The Change in Control Agreement provides that, if within two years following a change in control, (1) the executive officer terminates employment for good reason or (2) the Company terminates the executive officer’s employment other than for cause, death, disability or retirement, then the Company must provide the executive officer (A) a separation payment, (B) continued group medical coverage at a cost equivalent to a similarly situated active employee for a specified period of time, (C) any earned salary and vested benefits and (D) one-twelfth of the executive officer’s annual base salary if the date of termination is less than 30 days following the notice of termination and the executive officer's employment is terminated by the Company. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of the base salary and target bonus and (2) a pro-rated portion of the defined target bonus based on the days elapsed in the calendar year of termination. The period of time for which the executive officer must be provided with continued group medical coverage is for three years or through the period is through the date he is eligible for full medical benefits under the provisions of Medicare. The Change in Control Agreement continues for two years following a change in control that occurs during the term of the agreement.

The Severance Agreement provides that, if the executive officer terminates employment for good reason or if his employment with the Company terminates other than for cause, death, disability or retirement, the Company must pay the officer a separation payment in addition to earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) three times his base salary, (2) 36 times the monthly cost for the officer to continue coverage for himself and his eligible dependents under the Company's group medical plans, and (3) one-twelfth of his base salary if the date of termination is less than 30 days following the notice of termination and his employment is terminated by the Company. The Severance Agreement also provides for the immediate vesting of certain equity awards under the Long Term Incentive Plan. The Severance Agreement terminates upon a change in control of the Company. Upon a termination of employment due to death, disability or retirement, the Severance Agreement also provides for the payment of (1) any earned but unpaid salary and all accrued or vested obligations due to the officer pursuant to the Company's employee benefit plans at the time of the termination, including any compensation that had previously been deferred by him and (2) except in the case of retirement, a separation payment in the amount of his base salary.

Item 8.01. Other Events

On February 21, 2019, Phoebe A. Wood, a member of the Board’s Nominating and Corporate Governance Committee, replaced Mr. Thompson as the Chair of that committee.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Dated: February 27, 2019